Exhibit 5

LAW OFFICES

Stearns Weaver Miller Weissler Alhadeff & Sitterson, P.A.
MUSEUM TOWER
150 WEST FLAGLER STREET
MIAMI, FLORIDA 33130

MIAMI (305) 789-3200 • BROWARD (954) 463-5440
FAX (305) 789-3395
WWW.STEARNSWEAVER.COM

MIRIAM ALFONSO	SHARON LEE JOHNSON	ANDREW L. RODMAN	OWEN S. FREED
E. RICHARD ALHADEFF	MARISSA D. KELLEY	KELLY A. RUANE	SENIOR COUNSEL
MARK C. ALHADEFF	MICHAEL I. KEYES	RENE G. SAGEBIEN
LOUISE JACOWITZ ALLEN	ROBERT T. KOFMAN	MIMI L. SALL	GEORGE KOVAC
STUART D. AMES	ANASTASIA I. KOKOTIS	NICOLE S. SAYFIE	OF COUNSEL
ALEXANDER ANGUEIRA	DAVID P. LHOTA	ADAM M. SCHACHTER
LAWRENCE J. BAILIN	CRISTINA M. LOPEZ	RICHARD E. SCHATZ	ELIZABETH A. MARTIALAY
ANA T. BARNETT	PETER D. LOPEZ	DAVID M. SEIFER	OF COUNSEL
CHRISTOPHER L. BARNETT	TERRY M. LOVELL	JOSE G. SEPULVEDA
PATRICK A. BARRY	JOY SPILLIS LUNDEEN	JAY B. SHAPIRO	DAVID M. SMITH
JEFFREY S. BARTEL	GEOFFREY MacDONALD	MARTIN S. SIMKOVIC	LAND USE CONSULTANT
SUSAN FLEMING BENNETT	MONA E. MARKUS	CECILIA DURAN SIMMONS
LISA K. BERG	BRIAN J. McDONOUGH	CURTIS H. SITTERSON	TAMPA OFFICE
RICHARD I. BLINDERMAN	ANDREW D. McNAMEE	MARK D. SOLOV	SUITE 2200
MARK D. BOWEN	FRANCISCO J. MENENDEZ	ANDREW E. STEARNS	SUNTRUST FINANCIAL CENTRE
MATTHEW W. BUTTRICK	ALISON W. MILLER	EUGENE E. STEARNS	401 EAST JACKSON STREET
JENNIFER STEARNS BUTTRICK	HAROLD D. MOOREFIELD, JR.	BRADFORD SWING	TAMPA, FLORIDA 33602
CARLOS J. CANINO	JIMMY L. MORALES	SUSAN J. TOEPFER
JOAN M. CANNY	JOHN N. MURATIDES	ANNETTE TORRES	(813) 223-4800
PETER L. DESIDERIO	JEFFREY A. NORMAN	ROBERT S. TURK
MARK P. DIKEMAN	ROCIO L. OLIVENCIA	DENNIS R. TURNER	FORT LAUDERDALE OFFICE
DREW M. DILLWORTH	JOHN K. OLSON	JONATHAN C. VAIR	SUITE 1900
SHARON QUINN DIXON	JENNIFER I. PERTNOY	RONALD L. WEAVER	200 EAST BROWARD BOULEVARD
ALAN H. FEIN	DAVID C. POLLACK	ROBERT I. WEISSLER	FORT LAUDERDALE, FLORIDA 33301
ANGELO M. FILIPPI	INGRID HAMANN PONCE	PATRICIA G. WELLES
ROBERT E. GALLAGHER, JR.	DARRIN J. QUAM	K. TAYLOR WHITE	(954) 462-9500
CHAVA E. GENET	THOMAS J. QUARLES	ERIC C. WILLIAMS
ERIN S. GOLDSTEIN	JOHN M. RAWICZ	MARTIN B. WOODS
PATRICIA K. GREEN	PATRICIA A. REDMOND
ALICE R. HUNEYCUTT	ELIZABETH G. RICE
RICHARD B. JACKSON	GLENN M. RISSMAN

May 27, 2004

IVAX Corporation
4400 Biscayne Boulevard
Miami, FL 33137

Ladies and Gentlemen:

     We have acted as counsel to IVAX Corporation, a Florida corporation (the “Company”), in connection with the preparation and filing with the Securities and Exchange Commission (the “Commission”) of a Registration Statement on Form S-3 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), relating to the registration by the Company of (i) $400,000,000 of aggregate principal of its 1.5% convertible senior notes due 2024 (the “Notes”), and (ii) 13,394,960 shares of the Company’s common stock, par value $0.10 per share, issuable upon conversion of the Notes (the “Conversion Shares”), all of which are to be sold by certain holders of the Notes or Conversion Shares (the “Selling Shareholders”) as described in the Registration Statement.

     In so acting, we have examined originals, or copies certified or otherwise identified to our satisfaction, of (i) the Registration Statement and the exhibits thereto; (ii) the Indenture dated March 3, 2004 (the “Indenture”) by and between the Company and U.S. Bank National Association, pursuant to which the Notes were issued; (iii) the Registration Rights Agreement dated March 3, 2004 by and between the Company and UBS Securities, LLC, as initial purchaser; (iv) the form of the Notes; (v) the Articles of Incorporation and Bylaws of the Company, each as amended; and (vi) such documents, records, certificates and other instruments of the Company as in our judgment are necessary or appropriate for purposes of this opinion. In our examination of the aforesaid documents, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have

IVAX Corporation
May 27, 2004

executed any of the documents, the authenticity of all documents submitted to us as originals and the conformity to the original documents of all copies.

     Our opinion expressed below is subject to the qualification that we express no opinion as to any laws of any jurisdiction other than the laws of the State of Florida and the federal laws of the United States of America.

     Based upon the foregoing examination, we are of the opinion that (i) the Notes are legally issued and binding obligations of the Company, subject to applicable bankruptcy, insolvency, reorganization, receivership, arrangement, fraudulent conveyance, moratorium or other similar laws affecting creditor’s rights generally and general principles of equity regardless of whether such enforceability is considered at law or equity; and (ii) the Conversion Shares have been duly authorized by the Company, and, when issued and delivered in accordance with the terms of the Indenture, will be validly issued, fully paid and non-assessable.

     We hereby consent to the filing of this opinion letter as an exhibit to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ STEARNS WEAVER MILLER WEISSLER
ALHADEFF & SITTERSON, P.A.